Exhibit 10.18

INDEMNIFICATION AGREEMENT

EFFECTIVE DATE:	May 20, 2003

I.2 PARTIES:	UQM Technologies, Inc.
7501 Miller Drive
Frederick, CO 80530
("Corporation")

("Director or Officer")

I.3 RECITALS/AGREEMENT:
I.3a	At the request of the Corporation, Director or Officer currently serves as a director or officer of the Corporation (as defined below). As such, may be subjected to claims, suits or proceedings.

I.3b

Director or Officer has indicated that it was and is a condition of Director’s or Officer’s acceptance and continuing in such service that, among other things, the Corporation agrees to indemnify Director or Officer against liabilities, expenses and costs incurred in connection with any such claims, suits or proceedings to the fullest extent permitted by the Colorado Corporation Code and to pay expenses in advance of any final disposition of any such claims, suits or proceedings to the fullest extent permitted by the Colorado Corporation Code.

I.3c

The Corporation’s Articles of Incorporation and the Colorado Corporation Code contemplate the contracts may be made between the Corporation and members of its Board of Directors and officers with respect to indemnification.

I.3d

In consideration of Director’s or Officer’s acceptance and continuation of service as a director or officer after the date of this Agreement, and in consideration of the mutual covenants stated herein, the parties agree as follows:

I.4 BYLAW PROVISIONS ON INDEMNIFICATION, ADVANCEMENT OF EXPENSES AND OTHER MATTERS:

The parties hereby acknowledge that Article VI of the Bylaws of the Corporation provide for indemnification and advancement of expenses with respect to directors or officers, as well as other matters. All provisions of Article VI of the Bylaws of the Corporation as in effect on the date hereof, including without limitation amendments made to such Article VI on the date hereof, are hereby made a binding agreement between the Corporation and Director or Officer; a copy of such Article VI is attached hereto as Exhibit A; and such Article VI is hereby incorporated into this Agreement by this reference.

I.5 NONEXCLUSIVITY:

The rights of Director or Officer for indemnification and advancement of expenses under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Director or Officer may be entitled under Colorado law, the Corporation’s Articles of Incorporation or Bylaws, vote of shareholders or otherwise.

I.6 MISCELLANEOUS:
I.6.a

Effectiveness. This Agreement is effective for, and shall apply to, (i) any claim or proceeding which is asserted or threatened before, on or after the date of this Agreement and (ii) acts or omissions on or after the date of this Agreement.

I.6.b

Survival: Continuation. The rights of Director or Officer hereunder shall inure to the benefit of the Director or Officer (even after Director or Officer ceases to be a director or officer). Director’s or Officer’s personal representative, heirs, executors, administrators and beneficiaries; and this Agreement shall be binding upon the Corporation, its successors and assigns. The rights of Director or Officer under this Agreement shall continue so long as Director or Officer may be subject to any possible proceeding because of the fact that Director was a director or was an officer of the Corporation. If the Corporation sells, leases, exchanges or otherwise disposes of, in a single transaction or series of related transactions, all or substantially all of its property and assets, the Corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the person or entity acquiring such property and assets shall become bound by and replace the Corporation under this Agreement.

I.6.c	Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

I.6.d

Severability. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions shall remain in full force an effect.

I.6.e	Amendment. No amendment, termination or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Director or Officer.

I.6.f	Headings. The headings in this Agreement are for convenience only and are not to be considered in construing this Agreement.

I.6.g	Counterparts. This Agreement may be executed in counterparts, both of which shall be deemed an original, and together shall constitute one document.

The parties have executed this Agreement as of the effective date first above stated.

UQM TECHNOLOGIES, INC.
By:	/s/
Treasurer, UQM Technologies, Inc

Director or Officer
By:	/s/

EXHIBIT A

TO INDEMNIFICATION AGREEMENT Dated May 20, 2003 Between UQM Technologies, Inc. And [DIRECTOR/OFFICER]

Article VI of the Bylaws of the Corporation

Indemnification

Section 6.01	Definitions. For purposes of this Article, the following terms shall have the meanings set forth below:

(a)

Code. The term "Code" means the Colorado Corporation Code as it exists on the date of the adoption of this Article and as it may hereafter be amended from time to time. In the case of any amendment of the Colorado Corporation Code after the date of the adoption of this Article, when used in reference to an act or omission occurring prior to the effectiveness of such amendment, the term "Code" shall include such amendment only to the extent that the amendment can apply to a prior act or omission and the amendment permits the corporation to provide broader indemnification rights than the Colorado Corporation Code permitted the corporation to provide at the date of the adoption of this Article and prior to the amendment.

(b)

Corporation. The term "corporation" means the corporation and, in addition to the resulting or surviving corporation, any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(c)

Expenses. The term "expenses" means the actual and reasonable expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of counsel, accounts and other experts) incurred by a party in connection with a proceeding.

(d)

Liability. The term "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expense incurred with respect to a proceeding.

(e)

Party. The term "party" means any individual who was, is, or is threatened to be made, a named defendant or respondent is a proceeding by reason of the fact that he is or was a director, officer or employee of the corporation, or a member of the Office of the Chairman, and any individual who, while a director, officer or employee or member of the Office of the Chairman of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A party shall be considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

(f)

Proceeding. The term "proceeding" means any threatened, pending or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the corporation), and whether formal or informal.

Section 6.02

Right to Indemnification. The corporation shall indemnify any party to a proceeding against liability incurred in, relating to or as a result of the proceeding to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, indemnification would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code).

Section 6.03

Advancement of Expenses. In the event of any proceeding in which a party is involved or which may give rise to a right of indemnification under this Article, following written request to the corporation by the party, the corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.03, advancement of expenses would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code), amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

Section 6.04

Burden of Proof. If under applicable law the entitlement of a party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the corporation. A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the board of directors of the corporation or such other body or persons as may be permitted by the Code. Subject to any express limitation of the Code, if so requested by the party, such determination and evaluation as to the reasonableness of the amounts claimed by the party shall be made by independent counsel who is selected by the party and approved by the corporation (which approval shall not be unreasonably withheld). For purposes of this Article, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of no lo contendere or its equivalent, shall not create a presumption that a party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 6.05

Notification and Defense of Claim. Promptly after receipt by a party of notice of the commencement of any proceeding, the party shall, if a claim respect thereof is to be made against the corporation under this Article, notify the corporation in writing of the commencement thereof; provided, however, that delay in so notifying the corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding: (a) the corporation shall be entitled to participate therein at its own expense; (b) any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the corporation; and (c) the counsel so mutually agreeable may, at the request of the corporation, represent the party and any others the corporation may designate. In any such proceeding, the party shall have the right to retain the party’s own counsel, but the fees and expenses of such counsel shall be at the expense of the party unless (i) the employment of such counsel has been specifically authorized by the corporation, (ii) representation of the party and any other party by the same counsel would be inappropriate, in the reasonable judgment of the party, due to actual or potential differing interests between them, or (iii) the corporation shall fail to retain counsel for the party in such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors’ and officers’ liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the corporation concur in writing that the insurance carrier’s doing so is undesirable. The corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent. The corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on a party without the party’s written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the corporation or the party.

Section 6.06

Enforcement. The right to indemnification and advancement of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days after the written request for indemnification or advancement of expenses is received. If successful in whole or in part in such suit, the party’s expenses incurred in bringing and prosecuting such claim shall also be paid by the corporation. Whether or not the party has met any applicable standard of conduct, the court in such suit may order indemnification or the advancement of expenses as the court deems proper (subject to any express limitation of the Code). Further, the corporation shall indemnify a party from and against any and all expenses and, if requested by the party shall (within ten business days of such request) advance such expenses to the party, which are incurred by the party in connection with any claim asserted against or suit brought by the party for recovery under any directors’ and officers’ liability insurance policies maintained by the corporation, regardless of whether the party is unsuccessful in whole or in part in such claim or suit.

Section 6.07

Proceedings by a Party. The corporation shall indemnify or advance expenses to a party in connection with any proceeding (or part thereof) initiated by the party only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

Section 6.08

Subrogation. In the event of any payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the corporation.

Section 6.09

Insurance. So long as any party who is or was an officer or director of the corporation may be subject to any possible proceeding by reason of the fact that he is or was an officer or director of the corporation (or is or was serving in any one or more of the other capacities covered by this Article during his tenure as officer or director), if the corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, such officer or director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage applicable to any then current officer or director of the corporation, or the corporation shall purchase and maintain in effect for the benefit of such officer or director one or more valid, binding and enforceable policy or policies of directors’ and officers’ liability insurance providing, in all respects, coverage at least comparable to that provided to any then current officer or director at the corporation.

Section 6.10

Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights to which a party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the shareholders or directors, agreement or otherwise. The corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the Code.

Section 6.11

Applicability: Effect. The rights to indemnification and advancement of expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that he served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not apply to any act or omission occurring prior to effectiveness of such repeal or modification except, in the case of a modification, to the extent that the modification can apply to a prior act or omission and the modification permits the corporation to provide broader indemnification rights than provided by these bylaws prior to the modification. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby. The corporation shall cause the contract created by this Article to be binding upon successors and assigns of the corporation. If the corporation sells, leases, exchanges or otherwise disposes of, in a single transaction or series of related transactions, all or substantially all of its property and assets, the corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the person or entity acquiring such property and assets shall become bound by and replace the corporation under the contract created by this Article.

Section 6.12

Severability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provision of this Article (including without limitation all portions of any Sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.